Exhibit 10.2

January 3, 2024

ViA EMAIL

judy.murrah@adnas.com

Ms. Judy Murrah

Chief Operating Officer

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, NY 11790

Re:	Voluntary Base Salary Reduction

Dear Judy:

As you are aware, Applied DNA Sciences, Inc. (the “Company”) is experiencing certain cash flow difficulties. Accordingly, in order to assist the Company with this current situation, effective January 1, 2024, you hereby voluntarily agree that your current base salary rate will be reduced by $81,250, or 25% until March 31, 2024, and you further agree that the Company has no obligation to, and will not, make you whole for such voluntary reduction. Your base salary during this period will be $243,750. You remain an at-will employee.

Sincerely,

Applied DNA Sciences, Inc.

By:	/s/ Beth Jantzen
	Name:	Beth Jantzen
	Title:	CFO

ACCEPTED AND AGREED TO:

/s/ Judy Murrah 1/4/2024
Judy Murrah

50 Health Sciences Drive • Stony Brook, NY 11790 • tel 631 444.8090 • fax 631 444.8848